U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 17, 2006
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 17, 2006, we issued a press release entitled “AMB Property Corporation Announces Third Quarter 2006 Results,” which sets forth disclosure regarding our results of operations for the third quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On October 17, 2006, we reported results for the quarter and nine-month period ended September 30, 2006.
Funds from operations per fully diluted share and unit was $0.72 for the third quarter of 2006, as compared to $0.50 for the same quarter in 2005. Funds from operations per fully diluted share and unit for the year-to-date period was $2.10, as compared to $1.59 for the same period in 2005.
Net income available to common stockholders per fully diluted share and unit was $0.33 for the third quarter of 2006, as compared to $0.31 for the same quarter in 2005. Net income available to common stockholders per fully diluted share and unit for the year-to-date period was $1.39 as compared to $1.27 for the same period in 2005.
Operating Results
Our industrial operating portfolio occupancy was 95.9% at September 30, 2006, up 50 basis points from June 30, 2006, and 130 basis points from September 30, 2005. Benefiting from occupancy gains and rising rents in many of our markets, cash-basis same store net operating income in the third quarter of 2006 increased 5.8% over the same period in 2005. When the effects of lease termination fees are excluded from this metric, the increase was 5.5%. In the third quarter, rents on lease renewal and rollover in our operating portfolio increased 9.9%, as compared to declines of 0.9% in the prior quarter and 7.6% in the third quarter of 2005.
Investment Activity
New development and renovation starts in the quarter totaled approximately 2.8 million square feet in eight projects in North America, Europe and Asia, with an estimated total investment of $251.2 million. Our industrial development and renovation pipeline totals approximately 13.4 million square feet in 45 projects globally, with an estimated total investment of $1.2 billion scheduled for delivery through 2008. Deliveries slated through the end of 2006 are 66% preleased or under contract for sale.

During the third quarter, we stabilized and completed nine development projects in North America, Europe and Asia. Two projects totaling approximately 181,000 square feet and representing an aggregate investment of $13.0 million were placed in operations, and seven projects totaling approximately 2.7 million square feet and representing an aggregate investment of $199.1 million were made available for sale or contribution.
Our development business includes contribution of stabilized properties to affiliated private capital funds or sale of projects to third parties. During the third quarter, we contributed AMB Narita Distribution Center 1, Buildings A & B, comprising 668,000 square feet in Tokyo, to our Japan Fund I. We sold three development properties to third parties consisting of a 699,000 square foot industrial facility in Los Angeles and two industrial buildings totaling approximately 67,000 square feet in Miami.
During the third quarter, we acquired approximately 1.3 million square feet of distribution facilities in ten buildings at a total acquisition cost of $115.6 million. The acquisitions expanded our presence in the target markets of Chicago, Los Angeles, Minneapolis and Seattle, and included entry into our fourth Mexico target market, Queretaro, the country’s most geographically central distribution hub.
At quarter end, our pipeline of committed developments stood at $1.2 billion, the highest in our history, with 45 projects in nine countries on three continents.
In the third quarter, we completed a sale of one operating building that no longer fits our strategy. The 74,000 square foot building represented approximately $5.2 million in gross disposition proceeds.
Development Joint Venture Formed
Subsequent to quarter end, we entered into a merchant development joint venture with GE Real Estate. The joint venture will have total investment capacity of approximately $500 million to pursue development-for-sale opportunities in U.S. markets other than those we identify as our target markets. GE and we have committed $425 million and $75 million of equity, respectively. We will earn development fees and are entitled to 45% of the development project profits realized by the venture over a 7.25% unleveraged internal rate of return. We expect to contribute several of our land holdings into the venture in the fourth quarter.
Addition of Company Officers
During the quarter, three officers joined us: Dale Valicenti joined the Boston office as senior vice president, director of acquisitions; John Morgan joined the Atlanta office as vice president, development; and Francois Rispe joined in Paris as vice president, director of project development.
Supplemental Earnings Measures
We report funds from operations in accordance with the standards established by the National Association of Real Estate Investment Trusts. Included in the footnotes to our attached financial statements is a discussion of why management believes funds from operations is a useful supplemental measure of operating performance, ways in which investors might use funds from operations when assessing our financial performance and funds from operations’ limitations as a measurement tool. Reconciliation from net income to funds from operations is provided in the attached tables.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2004. In deriving SSNOI, we define NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents, property operating expenses and real estate taxes. We exclude straight-line rents in calculating SSNOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SSNOI helps the investing public compare our operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. A reconciliation from net income to SSNOI is provided in the attached tables.
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of September 30, 2006, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 124.8 million square feet (11.6 million square meters) and 1,109 buildings in 42 markets within 11 countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
Forward looking statements
Some of the information included in this report contains forward-looking statements, such as those related to total expected investments in acquisitions and developments; size and timing of deliveries and total investments in development projects; our expected returns under our joint venture with GE and use of private capital funds for planned investment activity, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties on advantageous terms or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws or other local, state and federal regulatory requirements, a downturn in the U.S., California, or the global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2005.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Assets
Investments in real estate:
Total investments in properties	$7,553,031	$7,376,322	$6,913,524	$6,798,294
Accumulated depreciation	(821,545)	(774,528)	(736,760)	(697,388)

Net investments in properties	6,731,486	6,601,794	6,176,764	6,100,906
Investments in unconsolidated joint ventures	116,856	123,107	118,472	118,653
Properties held for contribution, net	184,365	71,981	266,311	32,755
Properties held for divestiture, net	63,402	46,857	31,201	17,936

Net investments in real estate	7,096,109	6,843,739	6,592,748	6,270,250
Cash and cash equivalents	184,230	231,912	168,007	267,233
Mortgages and loans receivable	18,782	18,816	21,589	21,621
Accounts receivable, net	143,594	127,528	148,907	178,682
Other assets	135,646	114,371	112,312	64,953

Total assets	$7,578,361	$7,336,366	$7,043,563	$6,802,739

Liabilities and stockholders’ equity
Secured debt	$1,874,887	$1,829,968	$1,917,805	$1,912,526
Unsecured senior debt	1,226,561	1,051,249	950,937	975,000
Unsecured credit facilities	801,656	904,452	734,110	490,072
Other debt	79,894	88,217	63,543	23,963
Accounts payable and other liabilities	297,358	254,223	249,149	263,744

Total liabilities	4,280,356	4,128,109	3,915,544	3,665,305
Minority interests:
Joint venture partners	977,452	950,209	899,658	853,643
Preferred unitholders	180,298	190,198	200,986	278,378
Limited partnership unitholders	79,733	89,705	87,973	89,114

Total minority interests	1,237,483	1,230,112	1,188,617	1,221,135
Stockholders’ equity:
Common equity	1,836,928	1,802,814	1,764,071	1,740,751
Preferred equity	223,594	175,331	175,331	175,548

Total stockholders’ equity	2,060,522	1,978,145	1,939,402	1,916,299

Total liabilities and stockholders’ equity	$7,578,361	$7,336,366	$7,043,563	$6,802,739

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
Rental revenues	$180,205	$154,312	$531,439	$461,516
Private capital income (1)	7,490	5,764	17,539	12,520

Total revenues	187,695	160,076	548,978	474,036

Costs and expenses
Property operating costs	(45,992)	(39,842)	(135,888)	(119,344)
Depreciation and amortization	(48,761)	(40,494)	(136,160)	(121,279)
Impairment losses	—	—	(5,394)	—
General and administrative	(25,851)	(16,815)	(73,850)	(54,876)
Other expenses (2)	(893)	(2,925)	(1,134)	(3,663)
Fund costs	(495)	(329)	(1,588)	(1,073)

Total costs and expenses	(121,992)	(100,405)	(354,014)	(300,235)

Other income and expenses
Equity in earnings of unconsolidated joint ventures (3)	2,239	1,529	12,605	9,959
Other income (2)	2,643	2,964	7,641	4,769
Gains from dispositions of real estate, net	—	—	—	18,923
Development profits, net of taxes	23,517	398	69,889	20,322
Interest expense, including amortization	(44,535)	(37,305)	(129,627)	(111,320)

Total other income and expenses	(16,136)	(32,414)	(39,492)	(57,347)

Income from operations before minority interests	49,567	27,257	155,472	116,454

Minority interests’ share of income:
Joint venture partners’ share of income	(12,317)	(8,806)	(30,145)	(27,039)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(1,150)	(21)	(2,735)	(10,136)
Preferred unitholders	(3,791)	(5,368)	(12,816)	(16,104)
Limited partnership unitholders	(108)	(528)	(1,469)	(1,505)

Total minority interests’ share of income	(17,366)	(14,723)	(47,165)	(54,784)

Income from continuing operations	32,201	12,534	108,307	61,670

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	973	2,204	3,675	7,281
Gain from disposition of real estate, net of minority interests	213	14,330	24,335	47,673

Total discontinued operations	1,186	16,534	28,010	54,954

Net income	33,387	29,068	136,317	116,624
Preferred stock dividends	(3,440)	(1,783)	(9,631)	(5,349)
Preferred unit redemption discount/(issuance costs)	16	—	(1,004)	—

Net income available to common stockholders	$29,963	$27,285	$125,682	$111,275

Net income per common share (diluted)	$0.33	$0.31	$1.39	$1.27

Weighted average common shares (diluted)	91,058,029	88,373,479	90,458,810	87,424,751

(1)	Includes incentive distributions for 2006 of $2.1 million from the sale of AMB Institutional Alliance Fund I in 2005 which had been deferred.

(2)	Includes changes in liabilities and assets associated with the Company’s deferred compensation plan.

(3)	Includes gains on sale of operating properties of $0.0 million, $8.3 million, $0.1 million and $5.1 million, respectively, for the three and nine months ended September 30, 2006 and 2005.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$33,387	$29,068	$136,317	$116,624
Gains from disposition of real estate, net of minority interests	(213)	(14,330)	(24,335)	(66,596)
Depreciation and amortization:
Total depreciation and amortization	48,761	40,494	136,160	121,279
Discontinued operations’ depreciation	(37)	4,216	270	12,483
Non-real estate depreciation	(1,001)	(892)	(3,069)	(2,439)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	12,317	8,806	30,145	27,039
Limited partnership unitholders’ minority interests (Net income)	108	528	1,469	1,505
Limited partnership unitholders’ minority interests (Development profits)	1,086	16	3,260	568
Discontinued operations’ minority interests (Net income)	(18)	2,226	(278)	6,850
FFO attributable to minority interests	(24,471)	(24,944)	(66,654)	(72,634)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(2,239)	(1,529)	(12,605)	(9,959)
AMB’s share of FFO	4,030	4,592	9,335	11,808
AMB’s share of development profits, net	—	—	—	5,441
Preferred stock dividends	(3,440)	(1,783)	(9,631)	(5,349)
Preferred unit redemption discount (issuance costs)	16	—	(1,004)	—

Funds from operations	$68,286	$46,468	$199,380	$146,620

FFO per common share and unit (diluted)	$0.72	$0.50	$2.10	$1.59

Weighted average common shares and units (diluted)	95,117,597	93,034,016	94,734,736	92,121,224

(1)	Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.
The following table reconciles SSNOI from net income for the three months ended September 30, 2006 and 2005 and for the nine months ended September 30, 2006 and 2005 (dollars in thousands):

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$33,387	$29,068	$136,317	$116,624
Private capital income	(7,490)	(5,764)	(17,539)	(12,520)
Depreciation and amortization	48,761	40,494	136,160	121,279
General and administrative and fund costs	26,346	17,144	75,438	55,949
Total other income and expenses	17,029	35,339	40,626	61,010
Total minority interests’ share of income	17,366	14,723	47,165	54,784
Total discontinued operations	(1,186)	(16,534)	(28,010)	(54,954)

NOI	134,213	114,470	390,157	342,172
Less non same-store NOI	(21,926)	(7,896)	(61,748)	(20,383)
Less non cash adjustments (1)	(2,673)	(2,957)	(7,379)	(10,234)

Cash-basis same-store NOI	$109,614	$103,617	$321,030	$311,555

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: October 18, 2006	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 17, 2006.